                                  EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of September 8, 2000 (the "Agreement"), among, CYBERIAN OUTPOST, INC. a Delaware corporation (the "Parent"), Jeffrey Harrow, Michael Mufson and David Robkin (the "Stockholders' Committee"), and those persons listed on Schedule I attached hereto who or which are or become signatories hereto.

     WHEREAS, on the date hereof, pursuant to the terms of an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of September 6, 2000, among Parent, Sydney Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the "Acquisition Sub"), CMPEXPRESS.COM, INC., a Pennsylvania corporation (the "Company") and the other parties thereto, providing for, among other things, the merger of Acquisition Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and the Stockholders of the Company receiving shares of common stock, $0.01 par value, of Parent ("Common Stock") in exchange for shares of capital stock of the Company, all in the manner set forth in and upon the terms and subject to the conditions set forth in the Reorganization Agreement.

     All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

     WHEREAS, pursuant to the terms of the Reorganization Agreement, the Stockholders (the "Parent Stockholders" as defined below) have acquired certain shares of Parent's Common Stock (the "Shares"); and

     WHEREAS, the Shares are "restricted securities" within the meaning of the Securities Act (as defined below); and

     WHEREAS, subject to the terms of the Reorganization Agreement, the Parent Stockholders desire to be able to transfer the Shares from time to time by making offers and sales of such stock; and

     WHEREAS, Parent is willing to accommodate the Parent Stockholders' desire to sell the Shares from time to time by causing the Shares to be registered for resale from time to time on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the Reorganization Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Definitions.
        -----------

     As used in this Agreement, the following terms shall have the following meanings:

     (a) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     (c) "NASD" shall mean the National Association of Securities Dealers, Inc.

     (d) "Parent Stockholders" shall mean all shareholders of the Company who are receiving Shares in the Merger pursuant to the Reorganization Agreement and who or which execute and deliver a counterpart signature page to this Agreement.

     (e) "Public Offering" shall mean a public offering of shares of Common Stock of Parent registered pursuant to the Securities Act.

     (f) "Registrable Shares" shall mean Shares received by Parent Stockholders in the Merger including Shares received pursuant to the exercise of options received by a Parent Stockholder in the Merger, and any securities of Parent that may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Shares and such other securities issued or issuable with respect to such securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise.

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

     (g) "Reorganization Agreement" shall be deemed to mean and include the Reorganization Agreement and any agreement of merger executed and delivered in connection therewith.

     (h) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

     (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     (j) "Shares" shall mean shares of Parent's Common Stock.

2.   Registration.
     ------------

     (a) Subject to the terms and conditions of this Agreement, Parent agrees to prepare and file with the Commission as soon as reasonably practicable after the date hereof, but, assuming the Parent Stockholders timely provide information requested of them, in no event later than sixty (60) days after the date hereof, a registration statement on Form S-3 (or any successor form promulgated by the Commission) (the "Registration Statement") with respect to all of the Registrable Shares. The Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act. Parent agrees to use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after such filing, but in no event later than one hundred twenty (120) days after the date hereof. Parent shall keep effective the Registration Statement for a period of not less than twenty-four (24) months, as extended by any period of time during which the Registration Statement is not effective pursuant to Section 3.1(b) below or otherwise, unless all of the Registrable Shares have theretofore been sold. In the event that Form S-3 becomes unavailable for use for registration of the sale of the Registrable Shares by the Parent Stockholders, Parent shall file and use its reasonable best efforts to have declared effective and to keep effective in accordance with the terms hereof, another form available for such registration.

     (b) Parent further agrees, if necessary, to supplement and/or amend the Registration Statement from time to time, as required by Form S-3 or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder.

3.   Right of Suspension.   Notwithstanding any other provision of this
Agreement except as provided in the last sentence of this Section, Parent shall have the right at any time to prohibit or suspend offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Parent (i) there exists a material development or a potential material development with respect to or involving Parent that Parent would be obligated to disclose in the prospectus or offering circular used in connection with the registration statement, which disclosure would in the judgment of Parent be premature or otherwise inadvisable at such time, or (ii) an event has occurred that makes any statement made in the registration statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading. To effect such suspension or prohibition, Parent shall deliver a certificate in writing to the Parent Stockholders and, upon receipt of such certificate, the use of the registration statement and prospectus or offering circular, as the case may be, will be deferred or suspended and will not recommence until (x) such Parent Stockholders' receipt from Parent of copies of the supplemented or amended prospectus or offering circular or (y) such Parent Stockholders are advised in writing by Parent that the prospectus or offering circular may be used. Parent may prohibit or suspend offers and sales of Registrable Securities for a period of not longer than thirty (30) days (the "Blackout Period"); provided, however, that Parent shall not utilize the right described in this Section 3 more than twice in any twelve (12)-month period and shall not utilize this right for the second time until at least sixty (60) days following the end of the first such Blackout Period.

4. Filing Obligations of Parent. In connection with any registration of the Registrable Shares effected pursuant to Section 2 Parent shall:

     (a) prepare and file with the Commission the registration statement and such amendments and supplements to the registration statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement current and effective for a period of twenty-four
(24) months (or sooner if all securities covered by such registration statement have been earlier sold) and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the registration statement for the period required to effect the distribution thereof, and to use its best efforts to make any corrections or updates to the registration statement or prospectus as promptly as practicable;

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

     (b) furnish to the Parent Stockholders such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, as each Parent Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares;

     (c) use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or blue sky laws of such state jurisdictions of the United States as the Stockholders may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares and to keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that Parent shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by such registration statement in any jurisdiction which would require Parent to amend its certificate of incorporation or by-laws or covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

     (d) if such registration is an underwritten public offering, to enter into an underwriting agreement in form and substance customary under the circumstances.

     (e) use its best efforts to cause the Shares to be included for quotation on the Nasdaq National Market or such other exchange on which Parent's Common Stock may then be listed.

5.   Conditions to Registration Obligations.   Parent shall not be obligated
to effect the registration of the Registrable Shares pursuant to Section 2 unless the Parent Stockholders consent to customary conditions of a reasonable nature that are imposed by Parent, including, but not limited to, the following:

     (a) conditions prohibiting each Parent Stockholder from effecting sales of the Registrable Shares upon receipt of telegraphic or written notice from Parent that (i) it is required by law to correct or update the registration statement or prospectus, (ii) there exists a material development or potential material development with respect to or involving Parent that Parent would be obligated to disclose in the registration statement or prospectus which disclosure would in the good faith reasonable judgment of Parent be premature or otherwise inadvisable at such time, or (iii) an event that has occurred that makes any statement made in the prospectus or registration statement or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case until Parent has completed the necessary correction or updating;

     (b) if such registration is an underwritten public offering, conditions requiring each Parent Stockholder to execute a power of attorney and custody arrangement with respect to Registrable Shares to be registered prior to the filing of the registration statement; and

     (c) if such registration is an underwritten public offering, conditions requiring each Parent Stockholder to enter into an underwriting agreement in form and substance customary under the circumstances.

6. Underwriting Agreement. If the registration of shares of Common Stock under the Securities Act for sale to the public is effected pursuant to an underwritten Public Offering, if requested by the managing underwriter in such Public Offering of all holders of shares of Common Stock covered by the registration statement, no Parent Stockholder shall publicly sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those shares of Common Stock included in such registration pursuant to Section 2) without the prior written consent of Parent for such period requested by the managing underwriter and designated by Parent in writing to the Parent Stockholders, which period shall not last more than the shorter of (i) one hundred eighty (180) days after the effective date of such registration statement or (ii) the shortest period for which any Parent executive is restricted from sales. Notwithstanding the foregoing, to the extent that any Parent Stockholder enters into an underwriting agreement that contains provisions covering one or more issues addressed in this Section 6, the provisions contained in such underwriting agreement shall control as to the party or parties so entering into such underwriting agreement. Provided however that such a lock-up shall only be applicable to any one underwritten public offering in any twelve (12)-month period.

7. Information Provided by the Parent Stockholders. Whenever under this Agreement Registrable Shares are being registered, each Parent Stockholder, as a condition to the inclusion of Registrable Shares held by such Parent Stockholder in such registration, shall provide Parent on a timely basis with such information and materials as Parent may reasonably request in order to effect the registration of the Registrable Shares and Parent shall not be obligated to register the Registrable Shares if the Parent Stockholders fail after written request to provide such information and materials to Parent.

8. Stockholders' Committee. Pursuant to Section 8.6 of the Reorganization Agreement, the Parent Stockholders have constituted and appointed as their agents and attorneys-in-fact (who, by execution of this Agreement, will be deemed to accept such appointment) a committee of three persons, to consist initially of Jeffrey Harrow, Michael Mufson and David Robkin and such other persons as from time to time may be designated in substitution therefor as the "Stockholders' Committee" with full power and authority to take all action required or permitted under this Agreement (including, but not limited to, the giving and receipt of all notices, consents or responses provided for hereunder and the execution and delivery of all documents, including any amendments hereto and any agreements and releases in connection with the settlement of disputes hereunder and any stock powers or other documents required to be executed in connection with the registration of the Registrable Shares). The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Parent Stockholders pursuant to the authority granted to them under Section 8.6 of the Reorganization Agreement and this Section 8.

9. Rule 144. With a view to making available to the Parent Stockholders the benefits of Rule 144 under the Securities Act, Parent agrees to use commercially reasonable efforts to make available adequate current public information with respect to it within the meaning of, and as required pursuant to, Rule 144(c).

10. Terms and Conditions of Registration. In connection with any registration pursuant to this Agreement, and subject to the other terms and conditions of this Agreement, including, but not limited to, Section 2 and 4 hereof, Parent shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares consistent with the plan of distribution agreed upon by Parent and the Parent Stockholders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to the provisions of Section 4(a) hereof; and all other material aspects of the registration and the registration process to the extent consistent herewith. In connection therewith, Parent may require that any such registration be underwritten, in which event (i) the managing underwriter shall be selected by Parent and (ii) the inclusion of Registrable Shares in such registration shall be conditioned upon each holder thereof entering into an underwriting agreement in customary form with such underwriters participating in such registration.

11. Expenses. All expenses incurred by Parent in effecting a registration under this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses, the fees and expenses of counsel and accountants, shall be borne by Parent; provided, however, that under all circumstances all underwriting discounts, income and transfer taxes, if any, and selling commissions participating in any registration under this Agreement shall not be borne by Parent but shall be borne solely by each Parent Stockholder in proportion to the number of Registrable Shares held by each Parent Stockholder and included in such registration.

12.  Indemnification.

     (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Parent shall indemnify and hold harmless the Parent Stockholders and in the case of a Parent Stockholder that is not a natural person, such Parent Stockholder's directors and officers, each underwriter, broker or other person acting on behalf of the Stockholders and each person that controls any of the foregoing (the "Stockholder Indemnified Persons") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Stockholder Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Parent of the Securities Act or state securities or "blue-sky" laws applicable to Parent and relating to action or inaction required of Parent in connection with such registration or qualification under the Securities Act or state securities or "blue-sky" laws, and Parent will reimburse such Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in strict conformity with written information furnished to Parent by the Parent Stockholders with respect to information regarding the Parent Stockholders expressly for inclusion therein.

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

     (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Parent Stockholder shall severally and not jointly indemnify and hold harmless Parent, each director of Parent, each officer of Parent, each underwriter, broker or other person acting on behalf of Parent and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities joint or several (or actions in respect thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent, such statement or omission was made in reliance upon and in strict conformity with written information furnished to Parent or such underwriter by such Parent Stockholder for use in connection with such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document, unless such Parent Stockholder failed to deliver such amendment or supplement to a prospective purchaser, and such information has not been corrected in a subsequent writing that was received by Parent in sufficient time to amend or supplement such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document, and such Indemnified Persons shall, jointly and severally, reimburse Parent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, or liability; provided that the maximum liability of such Parent Stockholder under this Section 12(b) shall be limited to an amount equal to the gross proceeds received by such Stockholder upon the sale of Registrable Shares by such Stockholder pursuant to such registration.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 12, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding.

     (d) If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

13. Successors and Assigns. This Agreement shall bind and inure to the benefit of Parent, the Parent Stockholders and, subject to Section 13, the respective successors, permitted assigns, heirs and legal representatives (as the case may be) of Parent and each Parent Stockholder.

14. Confidentiality. Each Parent Stockholder and each member of the Stockholders' Committee hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which such Parent Stockholder or member of the Stockholders' Committee may obtain from Parent in connection with this Agreement, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of this Section 15), or unless Parent gives its written consent to the release by such Parent Stockholder or member of the Stockholders' Committee of such information, except that no such written consent shall be required (and such Parent Stockholder or member of the Stockholders' Committee shall be free to release such information) if such information is to be provided to the lawyer or accountant of such Parent Stockholder or member of the Stockholders' Committee who are instructed to comply with this provision. Each

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Stockholder and each member of the Stockholders' Committee shall be responsible for making sure its lawyer and accountant comply with this Section 15.

15. Assignment. The Parent Stockholders may not assign their rights under this Agreement to any purchaser or transferee of Restricted Securities without the prior written consent of Parent; provided, however, that (i) upon the death of a Parent Stockholder, such Parent Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Parent Stockholder's Shares under the laws of descent and distribution, (ii) a Parent Stockholder may assign such Parent Stockholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Parent Stockholder transfers Registrable Shares or in connection with an estate planning transaction, (iii) a Parent Stockholder may transfer its rights under this Agreement to any transferee of 100,000 or more of the Registrable Shares (subject to an appropriate adjustment based on stock dividends, stock splits and other similar transactions after the date hereof) who agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a Parent Stockholder and (iv) pro rata distribution of Registrable Shares without additional consideration to the general and limited partners, shareholders or trust beneficiaries of a Parent Stockholder shall not be deemed a sale or transfer for purposes of this Section 16 and such persons shall be entitled to the same rights under this Agreement as the initial Parent Stockholder from which the Registrable Shares were received were entitled to and shall be deemed a Parent Stockholder for the purposes of this Agreement.

16. Entire Agreement. This Agreement and the Reorganization Agreement and the other writings referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

17. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and deemed to be sufficient if delivered personally, by telecopier, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, to the parties at the following addresses:

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(a)  If to Parent to:
                         CYBERIAN OUTPOST, INC.
                         23 North Main Street, PO Box 636
                         Kent, Connecticut 06757
                         Telecopier: (860) 927-8229
                         E-mail:     kate@outpost.com
                         Attention:  Katherine N. Vick,
                                     Executive Vice President

with a copy to:
                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                         Boston, MA  02111
                         Telecopier: (617) 542-2241
                         E-mail:     mlfantozzi@mintz.com
                         Attention:  Michael L. Fantozzi, Esq.

(b)  If to the Stockholders' Committee to:
                         Jeffrey Harrow
                         670 Dodds Lane
                         Gladwyne, PA 19035
                         Telecopier: (610) 499-1916

                         Michael Mufson
                         Janney Montgomery Scott, Inc.
                         1801 Market Street
                         Philadelphia, PA 19103
                         Telecopier: (215) 665-6197

                         David Robkin
                         Libery Venture Partners
                         2005 Market Street, 2nd floor
                         Philadelphia, PA 19103
                         Telecopier: (215) 282-4485

                         Morgan Lewis & Bockius
                         1701 Market Street
                         Philadelphia, PA  19013-2921
                         Telecopier:  (215) 963-5299
                         E-Mail:    rsilfen@morganlewis.com
                         Attention: Richard A. Silfen, Esquire

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, the next business day after the date when sent, (iii) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 18, "business day" shall mean any day other than a day when banking institutions in the United States are legally closed for business.

18. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may only be amended or waived either (a) with the written consent of Parent and the Stockholders' Committee, or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

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

21. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to any principles of conflicts of laws). The parties hereto hereby agree that any suit, action or proceeding instituted with respect to this Agreement shall be brought only in a Federal court or state court located in the State of Delaware.

               [Remainder of this Page Intentionally Left Blank]

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

                              CYBERIAN OUTPOST, INC.



                              By:   /s/ Robert A. Bowman
                                ----------------------------
                              Name:  Robert A. Bowman
                              Title:  President and Chief Executive Officer


                              STOCKHOLDERS' COMMITTEE


                              By: /s/ Jeffery Harrow
                                  -------------------
                                  Jeffrey Harrow


                              By: /s/ Michael Mufson
                                  ------------------
                                  Michael Mufson


                              By: /s/ David Robkin
                                  ----------------
                                  David Robkin

                                       9
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SCHEDULE I

STOCKHOLDERS

Dianne Chewning
Dennis Flanagan
Jeffrey Harrow
Ted Kaminer
Bryn Kaufman
Walter Kaufman
Liberty Ventures I, L.P.
Eric Lorenzoni
Sean McGilloway
Janney Montgomery Scott LLC
Janney Montgomery Scott LLC, as nominee
Thomas Morse
Michael Mufson
Brad Oberwager
Nancy Patterson
David Robkin
Richard Vague

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